Exhibit 24



CONSENT OF INDEPENDENT ACCOUNTANTS
----------------------------------

We have issued our report dated December 11, 1996, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Wiltek, Inc. and subsidiary on Form 10-KSB for the year ended October 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Wiltek, Inc. on Form S-8 (Reg. No. 33-7271).





                                                 GRANT THORNTON, LLP



New York, New York
December 13, 1996
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